SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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BELLICUM PHARMACEUTICALS, INC.
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BELLICUM PHARMACEUTICALS, INC.
2130 W. Holcombe Blvd., Suite 800
Houston, TX 77030

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 15, 2016
Dear Stockholder:
You are cordially invited to attend the 2016 Annual Meeting of Stockholders of Bellicum Pharmaceuticals, Inc., a Delaware corporation (the “Company”). The meeting will be held on Wednesday, June 15, 2016 at 10 a.m. (local time) at the offices of the Company, located at 2130 W. Holcombe Blvd., Suite 800, Houston, TX 77030, for the following purposes:

1.	To elect the two Class II directors named herein to hold office until the 2019 Annual Meeting of Stockholders.

2.
To ratify the selection of Ernst & Young LLP by the Audit Committee of the Board of Directors as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016.

3.	To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is April 18, 2016. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors
/s/ Ken Moseley
Ken Moseley
Secretary
Houston, Texas
April 27, 2016

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

BELLICUM PHARMACEUTICALS, INC.
2130 W. Holcombe Blvd., Suite 800
Houston, TX 77030
PROXY STATEMENT
FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 15, 2016
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (sometimes referred to as the “Board”) of Bellicum Pharmaceuticals, Inc. (sometimes referred to as the “Company,” or “Bellicum,” “we,” “our” or “us”) is soliciting your proxy to vote at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about May 2, 2016 to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, on or after May 13, 2016.
How do I attend the annual meeting?
The meeting will be held on Wednesday, June 15, 2016 at 10:00 a.m. local time at the offices of the Company, located at 2130 W. Holcombe Blvd., Suite 800, Houston, TX 77030. Directions to the annual meeting may be found at www.Bellicum.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report for fiscal year 2015. Information on how to vote in person at the annual meeting is discussed below.
Who can vote at the annual meeting?
Only stockholders of record at the close of business on April 18, 2016 will be entitled to vote at the Annual Meeting. On this record date, there were 26,984,480 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on April 18, 2016, your shares were registered directly in your name with Bellicum’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the proxy card that may be mailed to you, or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, on April 18, 2016, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?
There are two matters scheduled for a vote:

•	Proposal 1: Election of the two Class II directors named herein to hold office until the 2019 Annual Meeting of Stockholders; and

•
Proposal 2: Ratification of the selection of Ernst & Young LLP by the Audit Committee of the Board as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016.

What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	VOTE IN PERSON: You may come to the annual meeting and we will give you a ballot when you arrive.

•
VOTE BY PHONE: To vote over the telephone, dial toll-free 1-800-690-6903, using any touch-tone telephone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m. Eastern Time on June 14, 2016 to be counted.

•
VOTE BY INTERNET: You may vote at www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m. Eastern Time on June 14, 2016, to be counted.

•
VOTE BY PROXY CARD: To vote using a proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from Bellicum. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 18, 2016.

What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the annual meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is considered to be a routine matter under applicable rules. Brokers and nominees can use their discretion to vote uninstructed shares with respect to matters that are considered to be routine under applicable rules, but not with respect to non-routine matters. Under applicable rules and interpretations, non-routine matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1, without your instructions, but may vote your shares on Proposal 2.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of both nominees for director and “For” the ratification of the selection of Ernst & Young LLP by the Audit Committee of the Board as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to Bellicum’s Secretary at 2130 W. Holcombe Blvd., Suite 800, Houston, TX 77030.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in the Company’s proxy materials for next year’s annual meeting, your proposal must be submitted in writing by January 2, 2017, to the attention of the Secretary of Bellicum Pharmaceuticals, Inc., 2130 W. Holcombe Blvd., Suite 800, Houston, TX 77030. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in the Company’s proxy materials for next year’s annual meeting, you must do so between February 15, 2017 and March 17, 2017. You are also advised to review the Company’s Bylaws, which contain additional requirements relating to advance notice of stockholder proposals and director nominations.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, for the proposal to ratify the Audit Committee’s selection of Ernst & Young LLP as our independent public accounting firm, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for Proposal 2 and will have the same effect as “Against” votes. Broker non-votes will be counted towards the presence of a quorum but will not be counted towards the vote total for any proposal.
What are “broker non-votes”?
When a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be non-routine under applicable rules, the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
How many votes are needed to approve each proposal?

•
For the election of directors, the two nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome.

•
To be approved, Proposal 2, the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2016, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes, if any, will have no effect.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 26,984,480 shares outstanding and entitled to vote. Thus, the holders of 13,492,241 shares must be present in person or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1
ELECTION OF DIRECTORS
The Company’s Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board of Directors presently has seven members. There are two Class II directors whose term of office expires in 2016: James F. Brown and Kevin M. Slawin, M.D. Mr. Brown and Dr. Slawin have been nominated for reelection at the annual meeting. Proxies may not be voted for a greater number of persons than the number of nominees named in this proxy statement. Mr. Brown and Dr. Slawin, each current directors of the Company, have each been recommended for nomination to the Company’s Board of Directors at the annual meeting by the Nominating and Corporate Governance Committee. If elected at the annual meeting, each of these nominees would serve until the 2019 annual meeting or until his successor has been duly elected and qualified, or, if sooner, until his death, resignation or removal. It is the Company’s policy to invite directors and nominees for director to attend the annual meeting.
Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by the Company. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.
NOMINEES
The Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating and Corporate Governance Committee to believe that that nominee should continue to serve on the Board. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.
Nominees for Election for a Three-year Term Expiring at the 2019 Annual Meeting
James F. Brown, 51, has served as a member of our Board of Directors since November 2011 and as Chairman of our Board of Directors since December 2014. Since July 2009 he has served as Managing Director of AVG Ventures, a private investment firm. From 2003 to 2009, Mr. Brown was an independent investor and served on a number of private company boards of directors. From 1999 to 2002, he served as Executive Vice President and General Manager of OpenTV, Inc., a technology and media company, where he co-founded and managed the company’s applications business unit, prior to its sale to Liberty Media in 2002. Earlier in his career, Mr. Brown was a partner in the law firms of McDermott, Will & Emery and Pillsbury Madison & Sutro. Mr. Brown is currently a director of Landmark Infrastructure Partners, LP, a public real estate management company, and Perk.com, Inc., a public company traded on the Toronto Stock Exchange. He received his B.S. in accounting from Weber State University and his J.D. from Brigham Young University School of Law. Our Board of Directors believes that Mr. Brown’s business experience and his success as an investor and entrepreneur qualify him to serve on our Board of Directors.
Kevin M. Slawin, M.D., 55, founded Bellicum with David Spencer, Ph.D., in July 2004 and has served as a member of our Board of Directors since its founding. Dr. Slawin has served as our Chief Technology Officer and a member of our Board of Directors since February 2006. From February 2006 to April 2014, he served as our Executive Chairman and from February 2006 until March 2015, he also served as our Chief Medical Officer. From September 2004 to February 2006, Dr. Slawin served as the Chairman of the Board, our Chief Executive Officer and Secretary, and from September 2004 to November 2011, Dr. Slawin served as our President. Dr. Slawin also has had a long tenure in academic medicine at Baylor College of Medicine, where he served as the Dan Duncan Professor in Prostate Cancer and Prostatic Diseases, and Director, The Baylor Prostate Center, until 2007.  Dr. Slawin currently serves as Director of Vanguard Urologic Institute at Memorial Hermann Medical Group, Memorial Hermann Hospital, and Vanguard Urologic Research Foundation, as well as a clinical professor of Urology at Baylor College of Medicine. He received his B.A. and

M.D. from Columbia University, where he was inducted into Phi Beta Kappa and Alpha Omega Alpha, and completed an American Foundation of Urologic Diseases Scholar Fellowship in Urologic Oncology at Baylor College of Medicine. Our Board of Directors believes that Dr. Slawin’s educational and professional experiences,as well as his experience as one of our founders, qualifies him to serve on our Board of Directors.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” EACH NAMED NOMINEE.
Directors Continuing in Office until the 2017 Annual Meeting
Thomas J. Farrell, 52, has served as our Chief Executive Officer since February 2006, a member of our Board of Directors since April 2007 and our President since November 2011. Prior to joining us, he was the founding President and Chief Executive Officer of Cylene Pharmaceuticals, Inc., a private pharmaceutical development company. Mr. Farrell received his B.A. in Engineering from the University of Cambridge and M.B.A. from Stanford Graduate School of Business, where he was an Arjay Miller Scholar. Our Board of Directors believes that Mr. Farrell’s experience in the pharmaceutical industry and his long-standing service as our Chief Executive Officer qualify him to serve on our Board of Directors.
Reid M. Huber, Ph.D., 44, has served as a member of our Board of Directors since October 2014. Dr. Huber currently serves as the Executive Vice President and Chief Scientific Officer of Incyte Corporation, a public biotechnology company, where he has held various management positions since January 2002. From 1998 to 2002, Dr. Huber held scientific research positions at DuPont Pharmaceuticals Company, a private chemicals and healthcare company. Prior to DuPont Pharmaceuticals Company, from 1997 to 1998, Dr. Huber held intramural pre-doctoral and post-doctoral fellowships at the National Institutes of Health. Dr. Huber received his B.S. in biochemistry/molecular genetics from Murray State University and his Ph.D. in molecular genetics from Washington University. Our Board of Directors believes that Dr. Huber’s extensive background in the pharmaceutical industry and current management experience at a public biotechnology company qualify him to serve on our Board of Directors.
Directors Continuing in Office until the 2018 Annual Meeting
Frank B. McGuyer, 64, has served as a member of our Board of Directors since March 2009. He is the founder of, and since December 1988 has served as the chairman of the Board of Directors and Chief Executive Officer of, McGuyer Homebuilders Inc., a private homebuilding company. He received his B.B.A. with honors at Southern Methodist University. Our Board of Directors believes that Mr. McGuyer’s operational, business and investment experience qualifies him to serve on our Board of Directors.
Jon P. Stonehouse, 55, has served as a member of our Board of Directors since December 2014. Since January 2007, Mr. Stonehouse has served as the Chief Executive Officer and a member of the Board of Directors of BioCryst Pharmaceuticals, Inc., a public biopharmaceutical company. Since July 2007, he has also served as President of BioCryst. From March 2002 to December 2006, Mr. Stonehouse served in various positions at Merck KGaA, a pharmaceutical Company, including as Senior Vice President of Corporate Development from July 2002 to December 2006, and Vice President of Global Licensing and Business Development and Integration from March 2002 to December 2006. Since November 2008, Mr. Stonehouse has also served as a member of the Advisory Board of Precision Biosciences, Inc., a private biotechnology company. Mr. Stonehouse received his B.S. in Chemistry from the University of Minnesota. Our Board of Directors believes that Mr. Stonehouse’s management background, experience as a director at a public pharmaceutical company and extensive history as an advisory board member in the pharmaceutical industry qualify him to serve on our Board of Directors.

Stephen R. Davis, 55, has served as a member of our Board of Directors since July 2015. Since September 2015, Mr. Davis has served as President and Chief Executive Officer of ACADIA Pharmaceuticals, Inc., a public biotechnology company. Prior to that, Mr. Davis served as ACADIA’s Interim Chief Executive Officer from March 2015 and as ACADIA’s Executive Vice President, Chief Financial Officer and Chief Business Officer from July 2014 through March 2015. From June 2012 to June 2015, he served as a member of the board of directors of Heron Therapeutics, Inc., a public biotechnology company, where he also served as Executive Vice President and Chief Operating Officer from May 2013 to July 2014. From April 2010 to December 2012, Mr. Davis served as Executive Vice President and Chief Operating Officer of Ardea Biosciences, Inc., a private biotechnology company which was acquired by AstraZeneca PLC in June 2012. Earlier in his career, Mr. Davis practiced as a certified public accountant with a major accounting firm and as a corporate and securities attorney with a Wall Street law firm. Mr. Davis received his B.S. degree in accounting from Southern Nazerene University and his J.D. degree from Vanderbilt University. Our Board of Directors believes that Mr. Davis’ experience as an executive at various public biotechnology companies, his background in law, finance and accounting and his experience as a director at public biotechnology companies qualify him to serve on our Board of Directors.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
INDEPENDENCE OF THE BOARD OF DIRECTORS
As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that all of our directors, except Mr. Farrell and Dr. Slawin who are not considered independent because they are executive officers of the Company, are independent directors as defined by Rule 5605(a)(2) of the NASDAQ Listing Rules. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with the Company.
BOARD LEADERSHIP STRUCTURE
Our Board currently is chaired by James F. Brown who has authority, among other things, to call and preside over Board meetings, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we have a separate chair for each committee of the Board. The chairs of each committee are expected to report annually to the Board on the activities of their committee in fulfilling their responsibilities as detailed in their respective charters or specify any shortcomings should that be the case. In addition, we believe that having a separate Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of us and our stockholders. As a result, we believe that having a separate Chairman can enhance the effectiveness of the Board as a whole.
ROLE OF THE BOARD IN RISK OVERSIGHT
One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and the Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. The Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
MEETINGS OF THE BOARD OF DIRECTORS
The Board met six times and acted by unanimous written consent once during the last fiscal year. All directors except Mr. Davis, who joined the Board in July 2015, attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of the last fiscal year for which they were directors or committee members, respectively. Mr. Davis was unable to attend one meeting of the Board because of a previously-existing scheduled conflict.
In fiscal year 2015, at each meeting of the Board the Company’s independent directors met in an executive session at which only independent directors were present.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Science Committee, and a Finance Committee. The Science Committee and Finance Committee each were formed in December 2015 and did not meet in fiscal year 2015. The following table provides current membership and meeting information for fiscal year 2015 for each of our Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
James F. Brown.....................................................................................................	X	X	X
Reid M. Huber, Ph.D............................................................................................		X	X*
Frank B. McGuyer (1)...........................................................................................		X	X
Jon P. Stonehouse..................................................................................................	X	X*
Stephen R. Davis...................................................................................................	X*
Total meetings in fiscal year 2015.........................................................................	6	6	3

* Committee Chairperson

(1) Mr. McGuyer served as a member of the Audit Committee from the beginning of fiscal year 2015 until Mr. Davis’ appointment to the Board and the Audit Committee in July 2015, at which point Mr. McGuyer joined the Nominating and Corporate Governance Committee.
Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee satisfies the NASDAQ and Securities and Exchange Commission (“SEC”) independence requirements. Below is a description of each committee of the Board.
Audit Committee
The Audit Committee is currently composed of three directors: Messrs. Davis (Chair), Brown and Stonehouse. The Audit Committee met six times during the last fiscal year. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at www.Bellicum.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report for fiscal year 2015.
The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions, including, among other things:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	monitoring the rotation of partners of our independent auditors on our engagement team as required by law;

•
prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•
reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•
reviewing, with our independent auditors and management, significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviewing with management and our independent auditors any earnings announcements and other public announcements regarding material developments;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;

•	preparing the report that the SEC requires in our annual proxy statement;

•
reviewing and providing oversight of any related-party transactions in accordance with our related-party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are implemented;

•	reviewing, on a periodic basis, our investment policy; and

•	reviewing and evaluating, on an annual basis, the performance of the Audit Committee and the Audit Committee charter.
The Board reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A) of the NASDAQ listing standards and Rule 10A-3 of the Exchange Act).
The Board has also determined that Mr. Davis qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Davis’ level of knowledge and experience based on a number of factors, including his formal education and previous and current experience in financial roles.
Report of the Audit Committee of the Board of Directors*
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2015 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, as amended, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
Stephen R. Davis (Chair)
James F. Brown
Jon P. Stonehouse
* The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The Compensation Committee is composed of four directors: Messrs. Stonehouse (Chair), Brown and McGuyer and Dr. Huber. All members of the Compensation Committee are independent as independence is currently defined in Rule 5605(d)(2)(A) of the NASDAQ listing standards and Rule 10C-1 of the Exchange Act. The Compensation Committee met six times during the last fiscal year. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at www.Bellicum.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report for fiscal year 2015.

The Compensation Committee of the Board acts on behalf of the Board to review, adopt or recommend for adoption and oversee the Company’s compensation strategy, policies, plans and programs. For this purpose, the Compensation Committee performs several functions, including, among other things:

•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board of Directors regarding) our overall compensation strategy and policies;

•	making recommendations to the full Board of Directors regarding the compensation and other terms of employment of our executive officers;

•
reviewing and making recommendations to the full Board of Directors regarding performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•
reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•
evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•	reviewing and making recommendations to the full Board of Directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members;

•
establishing policies with respect to votes by our stockholders to approve executive compensation to the extent required by Section 14A of the Exchange Act and, if applicable, determining our recommendations regarding the frequency of advisory votes on executive compensation;

•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

•	administering our equity incentive plans;

•	establishing policies with respect to equity compensation arrangements;

•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•
reviewing and making recommendations to the full Board of Directors regarding the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

•
reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•	preparing the report that the SEC requires in our annual proxy statement; and

•	reviewing and evaluating, on an annual basis, the performance of the compensation committee and the compensation committee charter.

Each year, the Compensation Committee reviews with management the Company’s Compensation Discussion and Analysis and considers whether to recommend that it be included in proxy statements and other filings.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets at least quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees, as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, to the extent required by SEC and NASDAQ rules, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NASDAQ, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
In 2015, the Company engaged Radford, a business unit of Aon plc (“Radford”), as its compensation consultant. Radford was retained to provide an assessment of the Company’s executive and director compensation programs in comparison to executive and director compensation programs at selected publicly-traded peer companies. As part of its engagement, Radford was requested by the Board to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Radford ultimately developed recommendations that were presented to the Board for its consideration.
The Compensation Committee considers most of the significant adjustments to annual compensation, target bonuses and equity awards and establish new performance objectives at one or more meetings held during the first quarter of each year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, including, for example, the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at periodic meetings throughout the year on an as-needed basis. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data and analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.
Compensation Committee Interlocks and Insider Participation
As stated above, the Compensation Committee currently consists of Messrs. Stonehouse (Chair), Brown and McGuyer and Dr. Huber. No member of the Compensation Committee has ever been an officer or employee of Bellicum. None of our executive officers currently serves, or has served during the last completed fiscal year, on the Compensation Committee or Board of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is composed of three directors: Dr. Huber (Chair) and Messrs. Brown and McGuyer. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating and Corporate Governance Committee met three times during the last fiscal year. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website and www.Bellicum.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report for fiscal year 2015.
The Nominating and Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company consistent with criteria approved by the Board, reviewing and evaluating incumbent directors, selecting or recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing a set of corporate governance principles for the Company.

The functions of this committee include, among other things:

•	identifying, reviewing and evaluating candidates to serve on our Board;

•	determining the minimum qualifications for service on our Board;

•	evaluating director performance on the board and applicable committees of the board and determining whether continued service on our board is appropriate;

•	evaluating, nominating and recommending individuals for membership on our Board;

•	evaluating nominations by stockholders of candidates for election to our Board;

•	considering and assessing the independence of members of our Board;

•	developing a set of corporate governance policies and principles and recommending to our Board any changes to such policies and principles;

•	considering questions of possible conflicts of interest of directors as such questions arise; and

•	reviewing and evaluating on an annual basis the performance of the nominating and corporate governance committee and the nominating and corporate governance committee charter.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.
In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee by majority vote which we expect will typically be recommended to the full Board.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: c/o Bellicum Pharmaceuticals, Inc., 2130 W. Holcombe Blvd., Suite 800, Houston, TX 77030, Attn: Secretary, no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting (or in the case of the 2016 Annual Meeting of Stockholders, the 10th day following the day on which public announcement of the date of such meeting is first made). Submissions must include the name and address of the Company stockholder on whose behalf the submission is made; the number of Company shares that are owned beneficially by such stockholder as of the date of the submission; the full name of the proposed candidate; a description of the proposed candidate’s business experience for at least the previous five years; complete biographical information for the proposed candidate; and a description of the proposed candidate’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Science Committee
The Science Committee is composed of two directors: Drs. Huber (Chair) and Slawin. The Science Committee acts on behalf of the Board to, among other things, advise management from time to time upon request and make recommendations to the Board with respect to our research and development programs, technology and objectives.
Finance Committee
The Finance Committee is composed of three directors: Messrs. Stonehouse (Chair), Davis and Brown. The Finance Committee acts on behalf of the Board to, among other things, advise management on the Company’s business development, collaboration and financing arrangements and make recommendations to the Board with respect to such matters.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
The Company’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Secretary of Bellicum at 2130 W. Holcombe Blvd., Suite 800, Houston, TX 77030. These communications will be reviewed by the Secretary of Bellicum, who will determine whether the communication is appropriate for presentation to the Board or the relevant director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).
CODE OF ETHICS
The Company has adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at www.Bellicum.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2015.
Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans, excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders	3,628,973	$10.32	1,297,941
Equity compensation plans not approved by security holders	—	—	—
Total	3,628,973		1,297,941

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited the Company’s financial statements since 2014. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the annual meeting will be required to ratify the selection of Ernst & Young LLP.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table represents aggregate fees billed to the Company by Ernst & Young LLP, for the fiscal years ended December 31, 2015 and 2014:

	Fiscal Year Ended	Fiscal Year Ended
	2015	2014
Audit Fees (1)	$300,000	$988,218
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$300,000	$988,218

(1)
Audit fees consist of fees billed for professional services by Ernst & Young LLP for audit and quarterly review of our financial statements and review of our registration statement for our initial public offering, and related services that are normally provided in connection with statutory and regulatory filings or engagements.

All fees described above were pre-approved by the Audit Committee.
In connection with the audit of the 2015 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP that sets forth the terms by which Ernst & Young LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.
PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL 2.

EXECUTIVE OFFICERS
Thomas J. Farrell, 52, has served as our Chief Executive Officer since February 2006, a member of our Board of Directors since April 2007 and our President since November 2011. For additional information regarding Mr. Farrell’s industry experience and education, see above under “Directors Continuing in Office Until the 2017 Annual Meeting.”
Alan A. Musso, C.P.A., C.M.A., 54, has served as our Chief Financial Officer and Treasurer since November 2014. From February 2002 to November 2014, Mr. Musso served in various positions at Targacept, Inc., a public biopharmaceutical company, including as Senior Vice President of Finance and Administration from March 2010 to November 2014, Chief Financial Officer and Treasurer from February 2002 to November 2014, and Assistant Secretary from June 2007 to November 2014. Mr. Musso has over 25 years of biotechnology and pharmaceutical industry experience in both large and emerging growth companies. Mr. Musso received his B.S. degree from Saint Mary’s College of California and his graduate degree from the American Graduate School of International Management in Glendale, Arizona.
Kevin M. Slawin, M.D., 55, has served as our Chief Technology Officer since February 2006 and a member of our Board since July 2004.  For additional information regarding Dr. Slawin’s industry experience and education, see above under “Directors Continuing in Office Until the 2016 Annual Meeting.”
David M. Spencer, Ph.D., 53, founded Bellicum with Kevin M. Slawin, M.D. in July 2004 and served as a member of our Board until September 2004. He has served as a scientific advisor to the Company since our inception and has served as our Chief Scientific Officer since November 2011, a position that he also held part-time as a consultant since September 2004. From January 1996 to November 2011, Dr. Spencer served as professor in the department of Pathology and Immunology at Baylor College of Medicine and as Vice Chairman of the department from January 2010 to November 2011. Dr. Spencer is the original inventor of our CID technology, and together with Dr. Slawin, developed the first clinical applications of the technology, DeCIDe and CaspaCIDe. He received his B.A. degree in Chemistry from the University of California, San Diego and his Ph.D. in Biology at Massachusetts Institute of Technology and was a postdoctoral fellow at Stanford University.
Annemarie Moseley, Ph.D., M.D., 60, has served as our Chief Operating Officer since November 2012 and as our Executive Vice President of Clinical Development since April 2015. Dr. Moseley also served as our Senior Vice President of Clinical Development and Regulatory Affairs from October 2011 until April 2015. From July 2005 to September 2011, Dr. Moseley served as Chief Executive Officer and Chief Medical Officer at REPAIR Technologies, Inc., a private biotechnology company. Dr. Moseley has over 20 years of industry experience in translational medicine and clinical development of stem cell therapies, immunotherapies, biological devices and combination products, including overseeing the first late-stage Graft versus Host Disease study in patients who underwent hematopoietic stem cell transplant. She received her B.S. and M.S. from the University of Texas at Arlington, and received her Ph.D. in Physiology and Biochemistry from Utah State. She received her M.D. from Baylor College of Medicine where she completed an internal medicine residency and a genetics fellowship.
Peter L. Hoang, 44, has served as our Senior Vice President of Business Development and Strategy since November 2014. From September 2012 to November 2014, he served as the Managing Director of Innovations in the Strategic Industry Ventures department at the University of Texas MD Anderson Cancer Center, a nonprofit cancer treatment and research center. From November 2010 to March 2012, Mr. Hoang served as a Managing Director of Mergers & Acquisitions in the healthcare investment banking practice at CIT Group Inc., a public investment banking firm. Prior to CIT Group, Mr. Hoang served as an Executive Director of the Global Mergers & Acquisitions Department at Oppenheimer & Co, Inc., an investment banking and financial advisory firm. Mr. Hoang received his B.A. degree from Yale University and his M.B.A. from the Anderson School of Management at the University of California, Los Angeles, with Business Honors Society distinction.
Ken Moseley, J.D., 59, has served as our Senior Vice President and General Counsel since January 2015 and as our Corporate Secretary since February 2012. Mr. Moseley also served as our Vice President of Intellectual Property and Legal Affairs from December 2011 to January 2015. From March 2009 to September 2011, he served as General Counsel at REPAIR Technologies, Inc., a private biotechnology company. Mr. Moseley received his B.S. degree from the University of Houston and his B.A. degree from Rice University. He received his J.D. from the University of Houston Law Center. Mr. Moseley is a registered U.S. patent attorney and is a member of the State Bars of Texas and California.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of the Company’s common stock as of April 1, 2016 by: (i) each director; (ii) each of our named executive officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of its common stock.
The following table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 26,974,924 shares outstanding on April 1, 2016, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address for the following stockholders is care of: Bellicum Pharmaceuticals, Inc., 2130 W. Holcombe Blvd., Suite 800, Houston, TX 77030.

	Beneficial Ownership
Beneficial Owner	Number of Shares (#)	Percent of Total (%)
Greater than 5% stockholders
Baker Bros. Advisors LP (1) 667 Madison Avenue, 21st Floor New York, NY 10065	4,865,647	18.0%
McGuyer Investments Ltd.(2) 11007 Wickwood Dr. Houston, TX 77024	2,233,390	8.3%
FMR LLC(3) 245 Summer Street Boston, MA 02210-1133	1,896,454	7.0%
JPMorgan Chase & Co.(4) 270 Park Ave. New York, NY 10017	1,821,287	6.8%
Kevin M. Slawin, M.D.(5)	1,745,561	6.5%
Named Executive Officers and Directors
Thomas J. Farrell(6)	551,094	2.0%
Annemarie Moseley, Ph.D., M.D.(7)	194,435	*
Alan A. Musso, C.P.A., C.M.A.(8)	152,048	*
Kevin M. Slawin, M.D.(5)	1,745,561	6.5%
James F. Brown, Chairman and Director(9)	923,312	3.4%
Stephen Davis, Director (10)	8,102	*
Frank B. McGuyer, Director(2)	2,233,390	8.3%
Reid M. Huber, Ph.D., Director(11)	17,990	*
Jon P. Stonehouse, Director(12)	17,500	*
All executive officers and directors as a group (11 persons)(13)	6,276,720	23.3%

*	Less than one percent.

(1)
Based solely upon a Schedule 13D/A filed with the SEC on January 19, 2016 by Baker Bros. Advisors LP, or Baker Advisors, on behalf of itself and Baker Bros. Advisors (GP) LLC, or the Baker Adviser GP, Felix J. Baker and Julian C. Baker, or collectively the Baker Reporting Persons, reporting beneficial ownership as of January 15, 2016. According to the Schedule 13D/A, each of the Baker Reporting Persons has sole voting and sole dispositive power over 4,865,647 shares of our common stock held by the following funds, or the Baker Funds: 419,271 held by 667, L.P; 4,375,912 held by Baker Brothers Life Sciences, L.P.; and 70,464 held by 14159, L.P. Pursuant to management agreements, the Baker Funds relinquished to Baker Advisors all discretion and authority with respect to the investment and voting power of the securities held by the Funds. The Baker Advisor GP is the general partner of Baker Advisors. Felix J. Baker and Julian C. Baker are principals of the Baker Advisor GP. The Baker Reporting Persons disclaim beneficial ownership of the securities held by each of the Baker Funds.

(2)
Consists of (i) 17,990 shares of common stock subject to options exercisable by Mr. McGuyer within 60 days of April 1, 2016 and (ii) 2,215,400 shares of common stock. Frank B. McGuyer, one of our directors, has voting and investment power held by McGuyer Investments Ltd. Mr. McGuyer disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(3)
Based solely upon a Schedule 13G/A filed with the SEC on February 12, 2016 by FMR LLC on behalf of FMR CO., INC and reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act, or the Fidelity Funds, advised by Fidelity Management & Research Company, or FMR Co, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees.

(4)
Based solely upon a Schedule 13G filed with the SEC on January 26, 2016 by JPMorgan Chase & Co., or JP Morgan, on behalf of itself certain wholly owned subsidiaries, reporting beneficial ownership as of December 31, 2015. JP Morgan has sole voting power over 1,692,033 shares of our common stock and sole dispositive power over 1,821,287 shares of our common stock.

(5)
Consists of (i) 184,206 shares of common stock held by Dr. Slawin, (ii) 444,982 shares of common stock held by the Jordana Slawin 2012 Family Trust, for which Dr. Slawin’s wife is a trustee, (iii) 398,067 shares of common stock held by the Kevin Slawin 2009 Family Trust, for which Dr. Slawin is a trustee and as such has the dispositive power and control over the securities held by such trust and (iv) 718,306 shares of common stock subject to options exercisable within 60 days of April 1, 2015. Dr. Slawin disclaims beneficial ownership of the shares held by the Jordana Slawin 2012 Family Trust.

(6)	Consists of (i) 64,627 shares of common stock and (ii) 486,467 shares of common stock subject to options exercisable by Mr. Farrell within 60 days of April 1, 2016.

(7)
Consists of (i) 251 shares of common stock, (ii) 139,677 shares of common stock subject to options exercisable by Dr. Moseley within 60 days of April 1, 2016, (iii) 196 shares of common stock owned by Mr. Moseley, and (iv) 54,311 shares of common stock subject to options exercisable within 60 days of April 1, 2016 by Mr. Moseley. Mr. Moseley and Dr. Moseley are married.

(8)
Consists of (i) 947 shares of common stock, (ii) 88,236 shares of restricted common stock held by Mr. Musso, all of which are subject to a right of repurchase in favor of the Company as of May 31, 2016 and (iii) 62,865 shares of common stock subject to options exercisable by Mr. Musso within 60 days of April 1, 2016.

(9)
Consists of (i) 17,990 shares of common stock subject to options exercisable by Mr. Brown and (ii) 905,322 shares of common stock. AVG Ventures, LP. is managed by its general partner, AVG Ventures GP, LLC. Mr. Brown, one of our directors, is the Managing Director of AVG Ventures GP, LLC and as such, shares voting and investment power with respect to shares held by AVG Ventures, LP. Mr. Brown disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(10)	Consists of 8,102 shares of common stock subject to options exercisable by Mr. Davis within 60 days of April 1, 2016.

(11)	Consists of 17,990 shares of common stock subject to options exercisable by Mr. Huber within 60 days of April 1, 2016.

(12)	Consists of 17,500 shares of common stock subject to options exercisable by Mr. Stonehouse within 60 days of April 1, 2016.

(13)
Consists of shares identified in footnotes (2), (5), (6), (7), (8), (9), (10), (11) and (12) and includes the following: 184,559 shares of common stock owned by David Spencer, Ph.D. and 163,381 shares of common stock subject to options exercisable by Dr. Spencer within 60 days of April 1, 2016; 2,631 shares of common stock owned by Peter Hoang, 495 shares of common stock owned by Mr. Hoang’s wife, 79,410 shares of common stock subject to options exercisable by Mr. Hoang within 60 days of April 1, 2016 and 2,812 shares of common stock subject to options exercisable by Mr. Hoang’s wife within 60 days of April 1, 2016.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2015, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that with respect to Mr. Farrell, one report regarding one transaction was filed one day outside the time period allowed, and as a result the filing was late.

EXECUTIVE AND DIRECTOR COMPENSATION
Our named executive officers for the year ended December 31, 2015, which consist of our principal executive officer and our two other most highly compensated executive officers, are:

•	Thomas J. Farrell, our President and Chief Executive Officer

•	Annemarie Moseley, Ph.D., M.D., our Chief Operating Officer and Executive Vice President of Clinical Development

•	Alan A. Musso, C.P.A., C.M.A., our Chief Financial Officer and Treasurer
Summary Compensation Table

Name and Principal Position	Year	Salary	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Thomas J. Farrell, President and Chief Executive Officer	2015	$474,583	$2,822,688	$189,834	$2,198	$3,489,303
	2014	$373,666	$3,193,927	$131,244	$7,257	$3,706,094
Annemarie Moseley, Ph.D., M.D., Chief Operating Officer and Executive Vice President of Clinical Development	2015	$410,000	$1,840,990	$131,200	$13,232	$2,395,422
	2014	$367,093	$1,477,185	$104,496	$14,541	$1,963,315
Alan A. Musso, C.P.A., C.M.A., Chief Financial Officer and Treasurer (4)	2015	$347,500	$1,058,508	$97,300	$32,186	$1,535,494

(1)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during 2015 and 2014, as applicable, computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (ASC 718). Assumptions used in the calculation of these amounts are included in Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(2)	Amounts represent annual performance-based bonuses earned for 2015 and 2014. For more information, see “—Annual Bonus Opportunity” below.

(3)
Amounts reflect the following for 2015: for Mr. Farrell, $998 for life insurance premiums and $1,200 in parking subsidies; for Dr. Moseley, $1,232 for life insurance premiums and $12,000 for reimbursement of costs related to commuting; for Mr. Musso, $986 for life insurance premiums, $30,000 for reimbursement of costs related to commuting, $1,200 in parking subsidies.

(4)	Mr. Musso commenced his employment with us in November 2014. Mr. Musso’s compensation for 2014 is not reported in the table because Mr. Musso was not a named executive officer during such year.

Annual Base Salary
The compensation of our named executive officers is determined and approved by the Compensation Committee of our Board. The 2015 annual base salaries, effective as of January 2015 for Dr. Moseley and effective March 2015 for Messrs. Farrell and Musso, were as follows:

NAME	2015 BASE SALARY
Thomas J. Farrell ............................................................................................................................................................	$486,500
Annemarie Moseley, Ph.D., M.D. ..................................................................................................................................	$410,000
Alan A. Musso, C.P.A., C.M.A.......................................................................................................................................	$350,000

In December 2015, the Compensation Committee approved 2016 annual base salaries of $501,100, $422,300 and $368,000 for each of Mr. Farrell, Dr. Moseley and Mr. Musso, respectively, effective as of January 1, 2016.
Annual Bonus Opportunity
In addition to base salaries, our named executive officers are eligible to receive annual performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals. The annual performance-based bonus each named executive officer is eligible to receive is generally based on the extent to which we achieve the corporate goals that our Board or Compensation Committee establishes each year. At the end of the year, the Compensation Committee reviews our performance against each corporate goal and approves the extent to which we achieved each of our corporate goals.
The Compensation Committee generally will consider each named executive officer’s individual contributions towards reaching our annual corporate goals but does not typically establish specific individual goals for our named executive officers. There is no minimum bonus percentage or amount established for the named executive officers and, as a result, the bonus amounts vary from year to year based on corporate and individual performance. For 2015, the target bonus for Mr. Farrell was 50% of his base salary, the target bonus for Dr. Moseley was 40% of her base salary and the target bonus for Mr. Musso was 35% of his base salary.
Our corporate goals for 2015, established by the Compensation Committee, included drug discovery goals, preclinical development goals, clinical development goals, business development goals and financial goals. The drug discovery goals included certain research and discovery objectives related to proof of principle for a dual switch system, proof of principle for an off-the-shelf approach to CAR-T and advancement of product candidates. The preclinical development goals were related to our CIDeCAR and GoCAR-T platforms and BPX-601, BPX-701 and BPX-401 product candidates. The clinical development goals were related to our BPX-501 and BPX-201 product candidates. The business development goals were related to strategic transactions for certain strategic platforms, intellectual property-focused transactions and partnering or co-development transactions. The financial goals included completing planned activities within the corporate budget. No specific individual goals were established for any of our named executive officers for 2015.
In December 2015 and January 2016, the Compensation Committee reviewed our corporate goals and determined that on an overall basis, we had achieved 80% of our corporate goals for 2015. Specifically, on our lead BPX-501 clinical program, the Compensation Committee determined that the Company outperformed the baseline goals, as enrollment targets were achieved and interim results from the ongoing BP-004 trial were presented at the 57th Annual Meeting of the American Society of Hematology (ASH) in December 2015, demonstrating disease-free outcomes and clinically relevant immune reconstitution benefits in pediatric patients with genetic blood diseases. Partial goal credit was awarded for progress made in conducting IND enabling activities and advancing our preclinical programs, BPX-701, BPX-601 and BPX-401, toward the initiation of human clinical trials in 2016. Threshold goal achievement was recognized for accomplishments of our research and discovery activities in profiling additional product candidates and expanding the opportunities for our platform technologies. The Compensation Committee also determined that our corporate goals for capital efficiency and financial management were accomplished. The Compensation Committee did not award bonus credit for business development related goals or for the BPX-201 program that was discontinued in 2015. Accordingly, each of the named executive officers received a 2015 bonus equal to 80% of their target bonus amounts of 50%, 40% and 35% for Mr. Farrell, Dr. Moseley and Mr. Musso, respectively.

In December 2015, the Compensation Committee approved 2016 annual target bonus amounts of 50%, 40% and 35% for Mr. Farrell, Dr. Moseley and Mr. Musso, respectively.

Equity-Based Incentive Awards
Our equity-based incentive awards are designed to align our interests with those of our employees and consultants, including our named executive officers. Our Board or the Compensation Committee approves equity grants. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our executives as well as our other employees, generally are awarded an initial new hire grant upon commencement of employment. Additional grants may occur periodically in order to specifically incentivize employees, including our executives with respect to achieving certain corporate goals or to reward such employees for exceptional performance.
Prior to our initial public offering in December 2014, we granted all equity awards pursuant to our 2011 stock option plan, as amended, or the 2011 Plan, and our 2006 stock option plan, as amended, or the 2006 Plan. Upon and following our initial public offering, all equity awards are granted under the 2014 equity incentive plan, or the 2014 Plan. The terms of our 2011 Plan, 2006 Plan and 2014 Plan are described below under “—Equity Benefit Plans.” All options are granted with a per share exercise price equal to no less than the fair market value of a share of our common stock on the date of the grant of such award, as determined by our Board. Generally our stock option awards vest over a four-year period subject to the holder’s continuous service to us. We also granted a restricted stock award in 2014 under our 2014 Plan to one of our named executive officers, as described below under “—Outstanding Equity Awards at Fiscal Year-End.”
On February 24, 2015, the Compensation Committee approved the grant of an option to purchase 160,000 shares of our common stock to Mr. Farrell and the grant of an option to purchase 60,000 shares of our common stock to Mr. Musso. Each of these options was granted at a per share exercise price of $23.47, the fair market value on the date of grant, and vests over a four-year period, subject to the named executive officer’s continued service with us.
On March 6, 2015, the Compensation Committee approved the grant of an option to purchase 100,000 shares of our common stock to Dr. Moseley. The option was granted at a per share exercise price of $24.48, the fair market value on the date of grant, and vests over a four-year period, subject to Dr. Moseley’s continued service with us.
On December 9, 2015, the Compensation Committee approved the grant of an option to purchase 160,000 shares of our common stock to Mr. Farrell, the grant of an option to purchase 125,000 shares of our common stock to Dr. Moseley and the grant of an option to purchase 60,000 shares of our common stock to Mr. Musso, each effective as of January 4, 2016. Each of these options was granted at a per share exercise price of $19.00, the fair market value on the date of grant, and vests over a four-year period, subject to the named executive officer’s continued service with us.
Agreements with our Named Executive Officers
Below are descriptions of our employment agreements with our named executive officers. For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under the arrangements with our named executive officers, please see “—Potential Payments Upon Termination or Change in Control” below.
Thomas Farrell. We entered into a Third Amended and Restated Employment Agreement with Mr. Farrell in November 2014 that replaced his prior employment agreement and became effective on December 17, 2014, in connection with our initial public offering. Under the Third Amended and Restated Employment Agreement, Mr. Farrell is entitled to an annual base salary of $415,000, which was increased to $501,100 effective as of January 2016, is eligible to receive an annual target performance bonus of 40% of his base salary, which was increased to 50% in February 2015, as determined by the Compensation Committee, and is eligible to receive certain severance benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change of Control.”
Annemarie Moseley, Ph.D., M.D. We entered into an Employment Agreement with Dr. Moseley in October 2011, as amended in November 2012, which governed the terms of her employment with us prior to April 2015. Pursuant to that agreement, Dr. Moseley was initially entitled to an annual base salary of $320,000, which was increased to $332,800 for 2014, was eligible to receive an annual target performance bonus of up to 25% of her base salary, which was increased to 35% for 2014, as determined by our Compensation Committee, and is eligible to receive options to purchase shares of our common stock.We entered into an Amended and Restated Employment Agreement with Dr. Moseley in April 2015 that replaced her prior employment agreement described above. Under the Amended and Restated Employment Agreement, Dr. Moseley was initially entitled to an annual base salary of $410,000, which was increased to $422,300 effective as of January 2016, and is eligible to receive an annual target performance bonus of up to 40% of her base salary, as determined by the Compensation Committee. Dr. Moseley is also eligible under the Amended and Restated Employment Agreement to receive reimbursement of up to $3,000 per three-month period for her reasonable commuting expenses and is eligible to receive certain severance benefits, the terms of which are described below under “— Potential Payments Upon Termination or Change of Control.”
Alan A. Musso, C.P.A., C.M.A. We entered into an Employment Agreement with Mr. Musso in December 2014, which replaced the prior letter agreement between us and Mr. Musso, dated November 7, 2014. Under the Employment Agreement, Mr. Musso was initially entitled to an annual base salary of $335,000, which was increased to $368,000 effective as of January 2016, and is eligible to receive an annual target performance bonus of 35% of his base salary, as determined by the Compensation Committee. In addition, Mr. Musso was entitled to a $100,000 signing bonus within 45 days of his November 2014 start date, which he was required to repay to us if he was terminated by us with cause, died or became disabled or resigned without good reason within the twelve months following his start date, and is eligible to receive reimbursement from us for his commuting costs for up to two years following his start date. Pursuant to the Employment Agreement, in December 2014, we granted Mr. Musso an option to purchase 117,647 shares of common stock with an exercise price equal to $19.00 and a restricted stock award covering 117,647 shares of common stock, both of which vest over four years, subject to Mr. Musso’s continued service to us. The Employment Agreement also provides that Mr. Musso is eligible to receive certain severance benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change of Control.”
Potential Payments Upon Termination or Change of Control
Regardless of the manner in which a named executive officer’s service terminates, the named executive officer is entitled to receive amounts earned during his or her term of service, including salary and unused vacation pay. In addition, each of our named executive officers is eligible to receive certain benefits pursuant to his or her employment agreement with us described above under “—Agreements with our Named Executive Officers.”
Under the terms of Mr. Farrell’s employment agreement that became effective in December 2014, Dr. Moseley’s employment agreement that became effective in April 2015 and Mr. Musso’s employment agreement that became effective in December 2014, or collectively, the employment agreements, each officer’s employment is “at will” and may be terminated at any time. Under the employment agreements, upon a termination without “cause” or resignation for “good reason” (each as defined below), each of the officers will be eligible to receive payments equal to his or her base salary, COBRA premium payments for 12 months and a pro-rated annual performance bonus. If such termination without cause or resignation for good reason occurs immediately prior to, on or within the 12 months following a change of control (as defined in the 2014 Plan), instead of the benefits described above, each of the officers will be eligible to receive (1) continued base salary payments and COBRA premium payments for 12 months (18 months in the case of Mr. Farrell), (2) a lump sum payment equal to his or her full target bonus for the year of termination, and (3) full vesting acceleration of all outstanding equity awards that are subject to time-based vesting. All severance benefits under the employment agreements are contingent upon the officer executing an effective release and waiver of claims against us as well as complying with certain other post-termination obligations to us.
For purposes of the employment agreements, “cause” generally means the occurrence of any of the following events, conditions or actions with respect to the executive: (1) willful misconduct that is demonstrably and materially injurious to our reputation, financial condition, or business relationships; (2) failure to attempt in good faith to follow the legal written direction of our Board; (3) failure to attempt in good faith to perform his or her duties (other than any such failure resulting from incapacity due to physical or mental illness) after receiving a written demand for substantial performance from our Board; (4) conviction of, indictment for, or a plea of guilty or nolo contendere to, a felony or any crime involving dishonesty, fraud or moral turpitude; (5) dishonesty with regard to us or in the performance of his or her duties hereunder, which in either case has a material adverse effect; (6) material breach of his or her agreement unless corrected within ten days of written notification of such breach from us; or (7) failure to comply in any material respect with our policies and/or procedures, unless corrected within 10 days of written notification to the executive of such breach. “Good reason” under the employment agreements generally means the following events, conditions or actions taken by us with respect to the executive without the executive’s written consent: (1) a material reduction in base salary; (2) a material reduction in the executive’s authority, duties or responsibilities; (3) a relocation of the executive’s principal place of employment to a place that increases the executive’s one-way commute by more than 50 miles; or (4) our material breach of any material provision of the employment agreements.
Each of our named executive officers holds stock options, and, with respect to Mr. Musso, a restricted stock award, under our equity incentive plans that were granted subject to the general terms of our equity incentive plans and form of award agreements. A description of the termination and change of control provisions in such equity incentive plans and awards granted thereunder is provided below under “—Equity Benefit Plans” and the specific vesting terms of each named executive officer’s awards are described below under “—Outstanding Equity Awards at Fiscal Year-End.”

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information regarding equity awards granted to our named executive officers that remain outstanding as of December 31, 2015.

		Option Awards (1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($) (2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Thomas J. Farrell ...............	12/6/2010	89,411	—	0.51	12/5/2020	—	—
	11/9/2011	258,823	—	2.55	11/8/2021	—	—
	11/11/2014	63,724	171,570	7.47	11/10/2024	—	—
	2/24/2015	—	160,000	23.47	2/23/2025	—	—
Annemarie Moseley, Ph.D., M.D......................................	11/9/2011	53,235	—	2.55	11/8/2021	—	—
	8/14/2013(3)	45,342	13,481	2.55	8/13/2023	—	—
	11/11/2014	29,472	79,351	7.47	11/10/2024	—	—
	3/6/2015	—	100,000	24.48	3/5/2025	—	—
Alan A. Musso, C.P.A., C.M.A...................................	12/18/2014(4)	31,862	85,785	19.00	12/17/2024	—	—
	12/18/2014(5)	—	—	—	—	88,236	1,788,544 (6)
	2/24/2015	—	60,000	23.47	2/23/2025	—	—

(1)	All of the option awards were granted under the 2006 Plan, the 2011 Plan and the 2014 Plan, the terms of which plans and option agreements are described below under “—Equity Benefit Plans.”

(2)
All of the option awards were granted with a per share exercise price not less than the fair market value of one share of our common stock on the date of grant, as determined in good faith by our Board. Unless otherwise noted, all options granted provide for the following “standard” vesting schedule: 25% of the shares subject to the option vest on the 12-month anniversary of the grant date and 1/36th of the remaining shares subject to the option vest in equal monthly installments over the next three years subject to the officer’s continued service to us.

(3)	The shares vest according to the standard vesting schedule, measured from November 26, 2012.

(4)	The shares vest according to the standard vesting schedule, measured from November 24, 2014.

(5)
The shares subject to the restricted stock award vest (and the Company’s reacquisition right lapses) as follows: 25% of the shares vest on each of November 24, 2015 and November 24, 2016, and the remainder of the shares vest in equal semi-annual installments every six months thereafter for the remaining two years, subject to the officer’s continued service with us.

(6)	The market value is calculated based on the closing price of our common stock on December 31, 2015, or $20.27.
Perquisites Health, Welfare and Retirement Benefits
All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We pay the premiums for the life, disability, accidental death and dismemberment insurance for all of our employees, including our employee named executive officers. In addition, we provide a 401(k) plan to our employees, including our employee named executive officers, as discussed in the section below entitled “—401(k) Plan.”
401(k) Plan
We maintain a defined contribution employee retirement plan, or 401(k) plan, for our employees. Our named executive officers are also eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code. The plan provides that each participant may contribute 100% of his or her eligible compensation or the statutory limit, which is $18,000 for calendar year 2015. Participants that are 50 years or older can also make “catch-up” contributions, which in calendar year 2015 may be up to an additional $6,000 above the statutory limit. We may also elect to provide for discretionary profit sharing contributions, but we did not provide any such contributions in 2015. The 401(k) plan currently does not offer the ability to invest in our securities.
Nonqualified Deferred Compensation
None of our named executive officers participate in or have account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. Our Board may elect to provide our officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.
Equity Benefit Plans
2014 Equity Incentive Plan
Our Board adopted the 2014 Plan in December 2014 and our stockholders approved the 2014 Plan in December 2014, which became effective on December 17, 2014 in connection with our initial public offering. The 2014 Plan is a successor to and continuation of our 2011 Plan. No further grants will be made under the 2011 Plan.
The 2014 Plan provides for the grant of incentive stock options, or ISOs, nonstatutory stock options, or NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards, and other forms of equity compensation, or collectively, stock awards, all of which may be granted to employees, including officers, non-employee directors and consultants of us and our affiliates. Additionally, the 2014 Plan provides for the grant of performance cash awards. ISOs may be granted only to employees. All other awards may be granted to employees, including officers, and to non-employee directors and consultants.
Initially, the aggregate number of shares of our common stock that may be issued pursuant to stock awards under the 2014 Plan is the sum of (1) 2,600,000 shares, plus (2) the number of shares (not to exceed 3,216,795 shares) (i) reserved for issuance under our 2011 Plan at the time our 2014 Plan became effective, and (ii) any shares subject to outstanding stock options or other stock awards that were granted under our 2011 Plan or 2006 Plan that are forfeited, terminate, expire or are otherwise not issued. The maximum number of shares of our common stock that may be issued upon the exercise of ISOs under our 2014 Plan is 5,200,000 shares.
No person may be granted stock awards covering more than 1,000,000 shares of our common stock under our 2014 Plan during any calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value on the date the stock award is granted. Additionally, no person may be granted in a calendar year a performance stock award covering more than 1,000,000 shares of our common stock or a performance cash award having a maximum value in excess of $3,000,000. Such limitations are designed to help assure that any deductions to which we would otherwise be entitled with respect to such awards will not be subject to the $1,000,000 limitation on the income tax deductibility of compensation paid to any covered executive officer imposed by Section 162(m) of the Code.
As of December 31, 2015, stock options covering 1,221,443 shares of our common stock were outstanding and restricted stock awards covering 88,236 shares of our common stock were outstanding and subject to vesting under the 2014 Plan, and 769,631 shares of our common stock remained available for the grant of stock awards under the 2014 Plan.
Our Board or a duly authorized committee thereof, has the authority to administer the 2014 Plan and is referred to herein as the plan administrator. Our Board may also delegate certain limited authority to one or more of our officers.
The plan administrator has the authority to modify outstanding awards under our 2014 Plan. Subject to the terms of our 2014 Plan, the plan administrator has the authority to reduce the exercise, purchase or strike price of any outstanding stock award, cancel any outstanding stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.
Stock options are generally granted with an exercise price equal to the fair market value of our common stock on the date of grant, vest at the rate specified by the plan administrator and may have a term up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.

Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.
Restricted stock awards are granted pursuant to terms approved by the plan administrator. Restricted stock awards may be granted in consideration for (1) cash, check, bank draft or money order, (2) services rendered to us or our affiliates, or (3) any other form of legal consideration. Common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule to be determined by the plan administrator. A restricted stock award may be transferred only upon such terms and conditions as set by the plan administrator. Except as otherwise provided in the applicable award agreement, restricted stock awards that have not vested may be forfeited or repurchased by us upon the participant’s cessation of continuous service for any reason.
In the event of certain specified significant corporate transactions, the plan administrator has the discretion to take any of the following actions with respect to stock awards:

•	arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;

•	arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;

•	accelerate the vesting of the stock award and provide for its termination at or prior to the effective time of the corporate transaction;

•	arrange for the lapse of any reacquisition or repurchase right held by us;

•	cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as our Board may deem appropriate; or

•
make a payment equal to the excess of (1) the value of the property the participant would have received upon exercise of the stock award over (2) the exercise price otherwise payable in connection with the stock award.

Our plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner.
Under the 2014 Plan, a corporate transaction is generally the consummation of (1) a sale or other disposition of all or substantially all of our assets, (2) a sale or other disposition of at least 90% of our outstanding securities, (3) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.
The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change of control. For example, certain of our employees, including our named executive officers, may receive an award agreement that provides for vesting acceleration upon the individual’s termination without cause or resignation for good reason (including a material reduction in the individual’s base salary, duties, responsibilities or authority, or a material relocation of the individual’s principal place of employment with us) in connection with a change of control. Under the 2014 Plan, a change of control is generally (1) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (2) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; (3) a consummated sale, lease or exclusive license or other disposition of all or substantially of our assets; (4) our complete dissolution or liquidation, except for a liquidation into a parent corporation; or (5) when a majority of our Board becomes comprised of individuals who were not serving on our Board on the date of adoption of the 2014 Plan, or the incumbent Board, or whose nomination, appointment, or election was not approved by a majority of the incumbent Board still in office.
Our Board has the authority to amend, suspend, or terminate our 2014 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No ISOs may be granted after the tenth anniversary of the date our Board adopted our 2014 Plan.
2011 Stock Option Plan
Our Board and our stockholders approved our 2011 Plan, which became effective in November 2011, and was further amended by our Board and stockholders most recently in February 2014. There were stock options covering 2,256,120 shares of our common stock outstanding under the 2011 Plan as of December 31, 2015 and there were no additional shares available for grant under the 2011 Plan as of December 31, 2015.

As of the effective date of the 2014 Plan, no additional awards may be granted under the 2011 Plan, and all awards granted under the 2011 Plan that are repurchased, forfeited, expire or are cancelled will become available for grant under the 2014 Plan in accordance with its terms.
The 2011 Plan provided for the grant of ISO, NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards and other forms of stock awards, or collectively, stock awards, all of which could be granted to employees, including officers, non-employee directors and consultants of us and our affiliates. ISOs may be granted only to employees. All other awards could be granted to employees, including officers, and to non-employee directors and consultants.
Our Board or a duly authorized committee thereof, has the authority to administer the 2011 Plan and is referred to herein as the plan administrator. Our Board may also delegate certain limited authority to one or more of our officers. The plan administrator has the authority to modify outstanding awards under our 2011 Plan. Subject to the terms of our 2011 Plan, the plan administrator has the authority to reduce the exercise, purchase or strike price of any outstanding stock award, cancel any outstanding stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant. The plan administrator may amend the terms of the 2011 Plan at any time, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent.
Stock options were generally granted with an exercise price equal to the fair market value of our common stock on the date of grant, vest at the rate specified by the plan administrator and may have a term up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability or death, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability or death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.
Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.
In the event of certain significant corporate transactions, including a merger, consolidation, sale of all assets, or dissolution, any holder of options under the 2006 Plan may be entitled to purchase the number and class of shares resulting from such corporate transactions equivalent to the number and class of shares to which the optionholder would have been entitled prior to the occurrence of such transactions.
The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change of control. Under the 2011 Plan, a change of control is generally defined as (1) a merger or other reorganization in which we are not the surviving entity, (2) a sale, lease or exclusive license or exchange of all or substantially all of our assets, (3) a dissolution or liquidation, or (4) if any person or entity, including a “group” as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control of more than 50% of our outstanding shares of voting stock, (5) as a result or in connection with a contested election of directors, if the members of our Board before such election do not constitute a majority of the Board after such election.
Under our form of stock option award agreement, upon a change of control, all options will immediately vest and become exercisable. Beginning with options granted in October 2014, we amended this form of option award agreement to provide that all options will immediately vest and become exercisable only upon both (1) a change of control and (2) the optionholder’s termination without cause or resignation for good reason (including a material reduction in base salary, authorities, duties or responsibilities, failure by us to continue a material benefit plan or program, or a relocation of principle place of employment) within the 12 months following such change of control.
2006 Stock Option Plan
Our Board and our stockholders approved our 2006 Plan, which became effective in February 2006, and was further amended by our Board and stockholders most recently in November 2011. As of December 31, 2015, there were no shares remaining available for the grant of stock awards under our 2006 Plan and there were outstanding stock awards covering a total of 151,410 shares that were granted under our 2006 Plan.
In October 2014, our Board terminated the 2006 Plan and no additional awards will be granted under the 2006 Plan. All awards granted under the 2006 Plan that are repurchased, forfeited, expired or are cancelled on or after the effective date of the 2014 Plan will become available for grant under the 2014 Plan in accordance with its terms.
The 2006 Plan provided for the grant of ISO or NSOs. ISOs may be granted only to employees. NSOs may be granted to employees, including officers, and to non-employee directors and consultants.

Our Board or a duly authorized committee thereof, has the authority to administer the 2006 Plan and is referred to herein as the plan administrator. The plan administrator has the authority to modify outstanding awards under our 2006 Plan. The plan administrator has the authority to modify outstanding awards under our 2006 Plan. Subject to the terms of our 2006 Plan, the plan administrator has the authority to reduce the exercise, purchase or strike price of any outstanding stock award, cancel any outstanding stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.
Stock options are generally granted with an exercise price equal to the fair market value of our common stock on the date of grant, vest at the rate specified by the plan administrator and may have a term up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, voluntary termination, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability or death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.
Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.
In the event that there is a specified type of change in our capital structure, such as a stock split or recapitalization, appropriate adjustments will be made to the number and kind of shares subject to the plan, and the option prices, so as to maintain the proportionate number of shares without changing the aggregate option price.
In the event of certain significant corporate transactions, including a recapitalization or other change in capital structure, merger, consolidation, sale of all assets, or dissolution other than a change in control (as defined below), any holder of options under the 2006 Plan may be entitled to purchase the number and class of shares resulting from such corporate transactions equivalent to the number and class of shares to which the optionholder would have been entitled prior to the occurrence of such transactions.
The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change of control. Under the 2006 Plan, a change of control is generally defined as (1) a merger in which we are not the surviving entity and the members of our Board do not constitute a majority of the Board of the successor entity, (2) a dissolution or liquidation or (3) a consummated sale, lease or exchange of all or substantially all of our assets.
In November 2011 our Board amended the 2006 Plan to include, among other things, a restated definition of a change in control. Under the amendment to the 2006 Plan, a change of control is generally defined as (1) a merger or other reorganization in which we are not the surviving entity, (2) a sale, lease or exclusive license or exchange of all or substantially all of our assets, (3) a dissolution or liquidation, or (4) if any person or entity, including a “group” as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control of more than 50% of our outstanding shares of voting stock, (5) as a result or in connection with a contested election of directors, if the members of our Board before such election do not constitute a majority of the Board after such election.
2014 Employee Stock Purchase Plan
Additional long-term equity incentives are provided through the 2014 Employee Stock Purchase Plan (the “ESPP”), which became effective on December 17, 2014 in connection with our initial public offering. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Our Board has delegated its authority to administer the ESPP to the Compensation Committee. Under the ESPP and subject to certain limitations, all of our regular employees (including our employee NEOs) may participate and may contribute, normally through payroll deductions, up to 15% of their earnings for the purchase of our common stock. The ESPP is implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, we may specify offerings with a duration of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which our common stock will be purchased for employees participating in the offering. Unless otherwise determined by the Compensation Committee, shares are purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of (a) 85% of the fair market value of our common stock on the first date of an offering or (b) 85% of the fair market value of our common stock on the date of purchase.
The ESPP authorizes the issuance of up to 550,000 shares of our common stock pursuant to purchase rights granted to our employees or to employees of any of our designated affiliates. As of December 31, 2015, 21,690 shares of our common stock had been issued under the ESPP. As of December 31, 2015, there were 528,310 shares available for future issuance under the ESPP.
In the event of certain significant corporate transactions, including the consummation of: (1) a sale of all our assets, (2) the sale or disposition of 90% of our outstanding securities, (3) a merger or consolidation where we do not survive the transaction, and (4) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction, any then-outstanding rights to purchase our stock under the ESPP may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our common stock within ten business days prior to such corporate transaction, and such purchase rights will terminate immediately.
Our Board has the authority to amend or terminate the ESPP, provided that except in certain circumstances any such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent. We will obtain stockholder approval of any amendment to the ESPP as required by applicable law or listing requirements.
Non-Employee Director Compensation
The following table shows for the fiscal year ended December 31, 2015 certain information with respect to the compensation of all of our non-employee directors:

Name (1)	Fees Earned or Paid in Cash	Option Awards (2)		All Other Compensation	Total
James F. Brown .......................................................................	$79,750	$150,367	(3)	$—	$230,117
Reid M. Huber, Ph.D. .............................................................	$47,500	$150,367	(3)	$5,866	$203,733
Frank B. McGuyer ..................................................................	$46,250	$150,367	(3)	$—	$196,617
Jon P. Stonehouse ...................................................................	$52,500	$150,367	(3)	$3,016	$205,883
Stephen Davis (4)......................................................................	$25,000	$385,944	(5)	$1,963	$412,907

(1)
Mr. Farrell and Dr. Slawin did not earn compensation during 2015 for their services on the Board. Mr. Farrell’s compensation is fully reflected in the “—Summary Compensation Table” above. Dr. Slawin is an executive officer who is not a named executive officer.

(2)
Amounts listed represent the aggregate grant date fair value of option awards granted during 2015 computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 14, 2016. These amounts do not reflect the actual economic value that will be realized by the non-employee director upon vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options. As of December 31, 2015, the aggregate number of shares outstanding under all options to purchase our common stock held by our non-employee directors were: Mr. Brown: 33,529; Dr. Huber: 33,529; Mr. McGuyer: 33,529; Mr. Stonehouse: 33,529; and Mr. Davis: 29,167. None of our non-employee directors held unvested stock awards other than options as of December 31, 2015.

(3)	Reflects an annual option grant to purchase 10,000 shares of our common stock granted pursuant to our non-employee director compensation policy, as described below.

(4)	Mr. Davis joined our board in July 2015.

(5)
In connection with Mr. Davis’ appointment to our Board in July 2015, Mr. Davis received a stock option to purchase 20,000 shares of our common stock, which will vest in equal monthly installments over a three-year period, and a stock option to purchase 9,617 shares of our common stock, which represents a pro-rated annual grant since Mr. Davis joined our Board in July 2015, which will vest in equal monthly installments until it becomes fully vested upon our Annual Meeting.

Our Board adopted a non-employee director compensation policy in December 2014 that became effective in connection with our initial public offering and that is applicable to all of our directors who are not serving as our employees or consultants (other than solely as a result of serving on our Board, or our eligible directors. This compensation policy provides that each such eligible director will receive the following compensation for service on our Board as set forth below. The Compensation Committee approved non-employee director compensation consistent with this policy for members of the newly formed Science Committee and Finance Committee, as set forth below.

•	an annual cash retainer of $35,000;

•	an additional annual cash retainer of $25,000 for service as chairman of the Board;

•	an additional annual cash retainer of $15,000 for service as our lead independent director;

•
an additional annual cash retainer of $7,500, $5,000, $5,000, $5,000, and $3,500 for service as a member of the audit committee, compensation committee, science committee, finance committee, and the nominating and corporate governance committee, respectively;

•
an additional annual cash retainer of $7,500, $5,000, $5,000, $5,000 and $4,000 for service as chairman of the audit committee, compensation committee, science committee, finance committee, and the nominating and corporate governance committee, respectively;

•	an additional per-meeting attendance fee of $1,000, not to exceed $7,000 annually, to non-employee members of the science committee for each meeting held in excess of five meetings per year;

•	an initial option grant to purchase 20,000 shares of our common stock on the date of each new non-employee director’s appointment to our Board, vesting monthly over a three year period; and

•	an annual option grant to purchase 10,000 shares of our common stock on the date of each of our annual stockholder meetings, vesting monthly until our next annual meeting.
Each of the initial and annual option grants described above will vest as described above, and become exercisable, subject to the director’s continuous service with us, provided that each option will vest in full upon a change of control (as defined under our 2014 Plan). The term of each option will be 10 years, subject to earlier termination as provided in the 2014 Plan, except that the post-termination exercise period will be for 12 months from the date of termination, if such termination is other than for cause or due to death or disability. The options will be granted under our 2014 Plan, the terms of which are described in more detail above under “—Equity Benefit Plans—2014 Equity Incentive Plan.”
We have not historically paid cash or equity compensation to directors who are also our employees for their service on our Board, nor have we paid cash or equity compensation to our non-employee directors who are associated with our principal stockholders for service on our Board. We have reimbursed and will continue to reimburse all of our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our Board and committees of our Board.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES
We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000.
Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy. A related person is any executive officer, director or a holder of more than 5% of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.
Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where review by the Audit Committee would be inappropriate, to another independent body of our Board) for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, the Audit Committee or another independent body of our Board takes into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.
In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The following includes a summary of transactions since January 1, 2015 to which we have been a party, in which the amount involved in the transaction exceeded the lesser of $120,000. Since January 1, 2015, the Company has engaged in the following transactions with related persons:
Investor Agreement
On January 15, 2016, we entered into a registration rights agreement with Baker Brothers Life Sciences, L.P., 667, L.P. and 14159, L.P., or Baker Brothers, a beneficial owner of more than five percent of our common stock, of pursuant to which Baker Brothers is entitled to certain resale registration rights with respect to shares of our common stock held by Baker Brothers. Under the agreement, following a demand by Baker Brothers, we are obligated to file a resale registration statement on Form S-3, or other appropriate form, covering such common stock held by Baker Brothers, and to keep such registration statement effective until the earlier of (i) all registrable securities covered by the registration statement have been sold or may be sold freely without limitations or restrictions as to volume or manner of sale pursuant to Rule 144 of the Securities Act of 1933, as amended, or Rule 144, or (ii) all registrable securities covered by the registration statement otherwise cease to be considered registrable securities pursuant to the terms of the agreement. Under the agreement, Baker Brothers has the right to one underwritten public offering per calendar year, but no more than three underwritten public offerings in total, to effect the sale or distribution of its registrable securities, subject to specified exceptions, conditions and limitations. The agreement requires us to bear expenses incurred by us in effecting any registration pursuant to the agreement, and up to $50,000 of expenses per underwritten public offering for counsel for Baker Brothers, and also includes customary indemnification obligations in connection with registrations conducted pursuant to the agreement. The rights of Baker Brothers under the agreement terminate automatically upon the earlier to occur of the following events: (i) all registrable securities covered by the agreement have been sold pursuant to an effective registration statement; (ii) all registrable securities covered by the agreement have been sold by pursuant to Rule 144, or other similar rule; (iii) all registrable securities covered by the agreement may be resold without limitations as to volume or manner of sale pursuant to Rule 144; or (iv) 10 years after the date of the agreement.
As a condition to our execution and delivery of this agreement, Baker Brothers irrevocably waived any and all registration rights accruing or attributable to Baker Brothers and its affiliated entities and/or any other entity controlled by, controlling or under common control with any of the preceding persons, pursuant to and that certain Second Amended and Restated Investor Rights Agreement, dated August 22, 2014, by and among us and the investors set forth therein and party thereto.
Employment Arrangements
We currently have written employment agreements with our executive officers. For information about our employment agreements with our named executive officers who are employees of the Company, refer to “Executive and Director Compensation— Agreements with our Named Executive Officers.”
On March 31, 2016, the Board approved a six month extension of the employment agreement, dated April 6, 2015, between us and Kevin M. Slawin, M.D., our Chief Technology Officer and a member of our Board, in accordance with the provisions of the employment agreement. The employment agreement and Dr. Slawin’s position as an employee will terminate on December 31, 2016.
In addition to the extension of Mr. Slawin’s employment agreement, the Board and the Audit Committee approved the terms of a six month consulting agreement between Dr. Slawin and us, effective January 1, 2017 through June 30, 2017. Pursuant to the terms of the consulting agreement, following termination of Dr. Slawin’s employment agreement, Dr. Slawin will serve as a special advisor to the Science Committee of the Board, undertaking special projects as requested by the Science Committee or the Board. The consulting agreement provides that Dr. Slawin will be paid a monthly consulting fee of $25,000 during the six-month term of the agreement. In addition, Dr. Slawin will be entitled to receive healthcare benefits during the term of the consulting agreement and also will be entitled to reimbursement for documented expenses under our reimbursement policy.
Ken Moseley, an executive officer and our Senior Vice President and General Counsel, is the spouse of Dr. Annemarie Moseley, Ph.D., M.D., our Chief Operating Officer and Executive Vice President of Clinical Development. Mr. Moseley’s compensation is determined by the Compensation Committee, as with all executive officers. Mr. Moseley received an aggregate of $1,472,833 in compensation for fiscal year 2015, in the following amounts: $315,000 in salary; $1,058,508 in option awards; $88,200 in a performance-based bonus; and $11,125 in all other compensation (including life insurance premiums, reimbursement of commuting expenses and parking subsidies).
Dr. Tsvetelina P. Hoang, Ph.D., a scientist at Bellicum, is the spouse of Peter L. Hoang, our Senior Vice President of Business Development and Strategy. Dr. Hoang’s compensation was determined by our Chief Executive Officer in accordance with employee levels previously approved by the Compensation Committee, and is commensurate with the compensation of other employees at the same level at Bellicum. Dr. Hoang received an aggregate of $264,411 in compensation for fiscal year 2015, in the following amounts: $96,250 in salary; $158,776 in option awards; $7,700 in a performance-based bonus; and $1,685 in all other compensation (including life insurance premiums and parking subsidies). Dr. Hoang commenced her employment with us in February 2015 as a Senior Scientist and became Director of Translational Research in December 2015.
In accordance with SEC rules, the value of option awards reported for Mr. Moseley and Dr. Hoang reflect the aggregate grant date fair value of the option awards granted during 2015 computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.
Stock Options Granted to Executive Officers and Directors
We have granted stock options to our executive officers and directors, as more fully described in “Executive and Director Compensation—Outstanding Equity Awards at Fiscal Year-End.”
Indemnification Agreements
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our amended and restated bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Bellicum stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Bellicum. Direct your written request to Bellicum Pharmaceuticals, Inc., Attn: Secretary, 2130 W. Holcombe Blvd., Suite 800, Houston, TX 77030 or contact Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York, 11717 at 1-866-540-7095. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Ken Moseley
Ken Moseley
Secretary
April 27, 2016
A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2015 is available without charge upon written request to: Corporate Secretary, Bellicum Pharmaceuticals, Inc., 2130 W. Holcombe Blvd., Suite 800, Houston, TX 77030.

BELLICUM PHARMACEUTICALS, INC. 2130 W. HOLCOMBE BLVD., SUITE 800 HOUSTON, TX 77030
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Complete, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M92281-P66043	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR all nominees for director listed below:		☐	☐	☐
1.	Election of Directors
Nominees:
01) James Brown
02) Kevin M. Slawin, M.D.

Your Board of Directors recommends that you vote FOR the following proposal:						For	Against	Abstain
2.	Ratification of selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016.					☐	☐	☐

Note: In their best judgment, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2.

				Yes	No
Please indicate if you plan to attend this meeting.				☐	☐

Please sign exactly as your name appear (s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M92282-P66043

BELLICUM PHARMACEUTICALS, INC.
Annual Meeting of Stockholders
June 15, 2016
Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Ken Moseley, J.D. and Thomas J. Farrell, and each of them, with full power of substitution and power to act alone, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side, all of the shares of Common Stock of Bellicum Pharmaceuticals, Inc. which the undersigned is entitled to vote, and, in their best judgment, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Bellicum Pharmaceuticals, Inc. to be held June 15, 2016 at the offices of the Company, located at 2130 W. Holcombe Blvd., Suite 800, Houston, TX 77030, and at any adjournments or postponements thereof, with all powers which the undersigned would possess if present at the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made but the card is signed, this proxy card will be voted FOR all nominees under Proposal 1, FOR Proposal 2, and in the best judgment of the proxies with respect to such other business as may properly come before the meeting.

Continued and to be signed on reverse side

Bellicum Pharmaceuticals, Inc.
Corporate Information
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